Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Salix and Pharming Announce Extension of PDUFA Action Date for RUCONEST®

PDUFA Action Date is July 16, 2014

RALEIGH, NC and LEIDEN, NETHERLANDS, February 24, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Pharming Group NV (NYSE Euronext:PHARM) today announced that the Food and Drug Administration (FDA) has extended the Prescription Drug User Fee Act (PDUFA) Action Date to July 16, 2014 for the Company’s Biologics License Application (BLA) for the investigational drug RUCONEST® (recombinant human C1 esterase inhibitor) 50 IU/kg. Salix and Pharming are seeking U.S. marketing approval of RUCONEST for the treatment of acute angioedema attacks in patients with hereditary angioedema (HAE).

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through Salix’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the SEC.

About Pharming Group NV

Pharming Group NV is developing innovative products for the treatment of unmet medical needs. RUCONEST® (conestat alfa) is a recombinant human C1 esterase inhibitor approved for the treatment of angioedema attacks in patients with HAE in all 27 EU countries plus Norway, Iceland and Liechtenstein, and is distributed in the EU by Swedish Orphan Biovitrum. RUCONEST® is partnered with Salix Inc. (NASDAQ: SLXP) in North America and a Biologics License Application (BLA) for RUCONEST® is under review by the U.S. Food and Drug Administration. The product is also being evaluated for various follow-on indications. Pharming has a unique GMP compliant, validated platform for the production of recombinant human proteins that has proven capable of producing industrial volumes of high quality recombinant human protein in a more economical way compared to current cell based technologies. In July 2013, the Platform was partnered with Shanghai Institute for Pharmaceutical Industry (SIPI), a Sinopharm Company, for joint global development of new products. Pre- clinical development and manufacturing will take place at SIPI and are funded by SIPI. Pharming and SIPI initially plan to utilise this platform for the development of rhFVIII for the treatment of Haemophilia A. Additional information is available on the Pharming website, www.pharming.com.

Please Note: The materials provided herein that are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations expressed in the report include, among others: the unpredictability of the duration and results of regulatory review of biologics license applications; the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the uncertainty of market acceptance of our products; intense competition, including from generics in an increasingly global market; the possible impairment of, or inability to obtain intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global market; general economic conditions; our need to maintain profitability; the uncertainty of obtaining, and our dependence on, third parties to manufacture and sell our products; results of ongoing and any future litigation and investigations and other risk factors detailed from time to time in our other SEC filings.

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